Exhibit 10.7

                           ADVISORY SERVICES AGREEMENT

ADVISORY SERVICES AGREEMENT ("Agreement"), dated as of May 25, 2004 ("Agreement Date"), by and between JMK Associates (hereinafter referred to as Consultant). and Nesco Industries Inc, (hereinafter referred to as the 'Company").

                              W I T N E S S E T H:

WHEREAS, the Company wishes to retain Consultant and Consultant wishes to be retained by the Company, to perform certain business advisory and introduction services on the terms and conditions set forth herein

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants herein contained, the parties hereto hereby agree as follows:

1.   Services

During the Term of this Agreement, Consultant shall provide introductions, advice, and other appropriate assistance to the Company. This may also include the identification of opportunities, arranging meetings, preparation of documents and literature, and overall coordination (hereinafter the "Services").

2.   Term

The Term of this Agreement shall be twenty~four (24) months commencing on the Agreement Date provided that:

     (a)  The  Company  shall  have  the  right  to  terminate   this  Agreement
immediately upon giving Consultant written notice if Consultant shall have engaged in gross misconduct in the performance of his duties hereunder.

     (b) Consultant shall have the right to terminate this Agreement immediately if the Company fails to timely pay or reimburse Consultant any amounts owing to Consultant hereunder, if such failure persists for fourteen (14) days after Consultant gives the Company written notice of such failure. Consultant shall also have the right to terminate this Agreement without cause by providing thirty (30) days written notice to the Company.

3.   Definitions

     (a) As used herein, the term "Affiliate" shall mean any successor entity to the Company, any entity that acquires more than 50% of the equity of the Company, or any other entity in which 50% or more of its equity is owned or controlled by any individual or entity which owns more than 50% of the equity of the Company as of the date of the relevant Strategic Alliance, Transaction, or Financing (as defined below).

     (b) As used herein, the term "Strategic Alliance" shall mean, without limitation, one or more transactions pursuant to which the Company obtains or transfers the rights to sell one or more products, but not the ownership of the material intellectual property associated with these products, or a relationship which results in revenues to the Company.

     (c) As used herein, the term "Transaction" shall mean any merger/acquisition or other form of business combination involving the Company, such as the sale of the Company or product line(s) or an acquisition of a company or product line(s), which the Company decides to proceed with at its discretion.

     (d) The following shall be considered part of the "Gross Transaction Value" whether paid directly or indirectly to or by the Company, or an Affiliate, or to any of its stockholders, directors, officers or other management personnel, or to any third party at the direction of the Company, so long as such items or amounts are paid in connection with a Transaction or to secure distribution rights and/or a license to intellectual property pursuant to a Strategic
Alliance:

          (i)  All cash, securities or other property

          (ii) The aggregate principal amount of any indebtedness assumed in connection with the transaction

          (iii)All contingent future payments (based upon future profits or otherwise)

          (iv) Any payments for non-compete covenants or consulting agreements, the net value of any assumed liabilities

          (v) The net value of any excess benefits which are realized by any party or any stockholder, director, officer, employee or agent thereof as a result of contractual arrangements providing for benefits to it which are greater than those which would be available to it on an arm's length basis

If the Gross Transaction Value is paid in whole or in part in the form of securities, the value of such securities, for purposes of calculating Consultant's fee, shall be deemed to be the fair market value thereof on the day prior to the consummation of such transaction as the Company and Consultant shall mutually agree; provided, however, that if such securities consist of freely trading securities for which there is an existing public trading market, the fair market value thereof shall be deemed to be the average of the last sales prices for such securities on the ten trading days ending five days prior to the consummation of the transaction.

     (e) As used herein, the term "Net Sales" shall mean the sales of products to any third party less any related returns and allowances, but without any deductions for commissions paid to sales representatives, agents, or other individuals or entities.

     (f) As used herein, the term "Financing" shall mean a transaction pursuant to which the Company or an Affiliate raises funds in any form such as, but not limited to, the sale of debt and equity. The total amount of funds raised pursuant a Financing shall be referred to herein as "Capital Raise".

4.   Fees

     (a) As partial consideration fo/the rendering of the Services, Consultant will receive (a) a monthly advance of $7,500 such advance to be credited against any other cash fees earned under the terms of this Agreement, such advance will not be payable until the Company closes on a round of financing in excess of $300,000 (three hundred thousand), (b) 2,000,000 shares of the Company's common stock, on a pre-reverse split basis as contemplated by that certain share exchange agreement dated February 2004 between the Company and Hydrogel Design Systems, Inc., such shares shall have "piggyback" registration rights.

     (b) In the event of a Strategic Alliance introduced by Consultant to the Company during the Term of this Agreement or within twelve (12) months thereafter (such introduction to he acknowledged in writing by the Company and Consultant prior to any Services. If not acknowledged in writing then Consultant shall not have any entitlement to any additional Strategic Alliance Fee), Consultant will be compensated by the payment of a portion of its Strategic Alliance Fee based on the Gross Transaction Value calculated as the sum of the following:

          (i) For amount of Gross Transaction Value Consultant's fee shall be two percent (2%) of that amount.

          (ii) Consultant will also be compensated by the payment of an additional portion of Consultant's Strategic Alliance Fee equal to 2.0% of Net Sales for the first three years.

In the event of a Strategic Alliance not introduced to the Company by Consultant, but in the case that the Company asks Consultant to provide advice and assistance relating to a transaction, Consultant would not receive any fee.

     (c) In the event of a Transaction introduced by Consultant to the Company during the Term of this Agreement or within twelve (12) months thereafter (such introduction to be acknowledged in writing by the Company and Consultant prior to any Services, If not acknowledged in writing then Consultant shall not have any entitlement to any Transaction Fee), Consultant will be compensated by the payment of a Transaction Fee based on the Gross Transaction Value calculated as the sum of the following:

          (i)  For  amount  of  Gross   Transaction   Value  between  $1,00  and
               $1,000,000, Consultant's fee shall be five percent (5%) of that amount.

          (ii) For the amount of Gross Transaction Value between $1,000,001 and $2,000,000, Consultant's fee shall be three percent (4%) of that amount.

          (iii)For the amount of Gross Transaction Value between $2,000,001 and $3,000,000, Consultant's fee shall be three percent (3%) of that amount.

          (iv) For the amount of Gross Transaction Value between $3,000,001 and $4,000,000, Consultant's fee shall be three percent (2%) of that amount.

          (v)  For  the  amount  of  Gross   Transaction   Value  in  excess  of
               $5,000,001, Consultant's fee shall be two percent (1%) of that amount.

If not acknowledged in writing then Consultant shall not have any entitlement to any Transaction Fee.

     (d) In the event of a Financing utilizing the Services of Consultant during the Term of this Agreement, as requested in writing by the Company and Consultant prior to any Services, or within twelve (12) months of such written acknowledgement, Consultant will be compensated by the payment of a Financing Fee equal to five percent (5%) of the Capital Raise, payable in cash at the closing of the Financing. If not acknowledged in writing then Consultant shall not have any entitlement to any Transaction Fee.

     (e) Fees shall be paid without  deduction for taxes of any kind.  Any taxes
payable  as  a  result  of   Consultant's   fees  hereunder  shall  be  entirely
Consultant's responsibility.

     (f) The Company and Affiliate shall maintain true and accurate records of the Gross Transaction Value and Net Sales. The Company and Affiliate shall provide a copy of these records, in reasonable detail, to Consultant at the Company and Affiliate's sole expense when requested by Consultant, which shall not be more than four (4) times in any fiscal year. Consultant shall also have the right to cause a certified public accountant of Consultant's choice to audit the records of the Company and Affiliate in reasonable detail not more frequently than one (1) time during any fiscal year for the purpose of verifying that accurate records of the Gross Transaction Value have been maintained and provided to Consultant in accordance with this Section 4(f) of this Agreement and that the Company and Affiliate has paid to Consultant the correct fees in accordance with Sections 4(b) and 4(c) of this Agreement. This audit shall be at the sole expense of Consultant, unless the certified public accountant discovers that total fees paid were less than eighty-five percent (85%) of the total fees that should have been paid. In such case, the Company and Affiliate shall reimburse Consultant for all reasonable costs of the audit and also pay to Consultant the fees provided for in this Agreement. The Company and Affiliate shall pay any additional fees due to Consultant within fourteen (14) days after receipt of notice. The Company's obligations and the Affiliate's obligations pursuant to this Section 4 shall survive the termination of this Agreement.

5.    Expenses

     (a) The Company shall reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant in connection with the rendering of Consultant's Services hereunder including, without limitation, all expenses relating to travel, lodging, due diligence efforts, legal fees, mailing costs, printing fees, and any additional expenses incurred for or on behalf of the Company. When the Company requests Consultant to render Services for which Consultant will be traveling by air, the Company shall provide Consultant, at Consultant's request, with prepaid tickets for this air travel. Consultant shall obtain the Company's prior approval before incurring any individual expenses in excess of $500.00.

     (b) Consultant shall submit an invoice to the Company delineating these expenses in reasonable detail. Consultant shall provide appropriate documentation for all individual expense items in excess of $100.00. Expenses incurred in a foreign currency shall be converted by Consultant to U.S. dollars when submitting the invoice using a reasonable and appropriate exchange rate. The Company shall reimburse these expenses within fourteen (14) days after receipt of an invoice.

     (c) The Company's and Affiliate's obligations pursuant to this Section 5 shall survive the termination of this Agreement.

6.   Indemnification

The Company shall defend, indemnify and hold harmless Consultant and its, members, principals, managers, employees, affiliates, sub-contractors, and agents from and against any and all liability, demands, loss, expense, reasonable attorneys' fees and/or claims for injury or damages resulting from, arising out of or relating to Consultant's retention by the Company and/or Consultant's performance of its obligations under this Agreement. This Section 6 shall survive the termination of this Agreement.

The Consultant shall defend, indenmify and hold harmless Company and its, members, principals, managers, employees, affiliates, sub-contractors, and agents from and against any and all liability, demands, loss, expense, reasonable attorneys' fees and/or claims for injury or damages resulting from, arising out of or relating to any gross negligence, willful misconduct or material breach of this agreement by Consultant. This Section 6 shall survive the termination of this Agreement.

7.   Conflicts of Interest:

The Company hereby expressly acknowledges and waives any claims or conflicts of interests relating to the following:

Consultant has been and will attempt to continue to be retained by other companies in the information technology/software field in various capacities, including, without limitation, general business consulting, capital raising, mergers, acquisitions, joint ventures, distribution agreements, product line acquisitions, produce line divestitures, and strategic planning.

Consultant has existing relationships with many companies in the above-described industry, including some that may be contacted for the purpose of forming a relationship with the Company or entering into a transaction with the Company. Consultant may receive other compensation from these companies for services
Consultant provides during the course of Consultant's relationship with the Company.

8.   Confidentiality:

     (a) Consultant acknowledges that in the performance of work hereunder Consultant may obtain access to Confidential Information (as defined below) of the Company. Consultant agrees as to such Confidential Information during and after the term of this Agreement, unless specifically permitted in writing by the Company, to (a) retain it in confidence and (b) not disclose it to any third party except for the purpose of carrying out Consultant's work and services hereunder.

     (b) Consultant shall not disclose such Confidential Information to any third party, or use such Confidential Information without first obtaining the prior approval of the Company including the terms, if any, under which this Confidential Information may be disclosed.

     (c) As used herein Confidential Information means any technical or non-technical information or data in written, oral or tangible form (including samples and models) relating to the Company's business or potential business operations or with respect to its research and development activities not generally available to or known to the public, that is disclosed to Consultant by or on behalf of the Company, or learned by Consultant pursuant to Consultant's work hereunder. Any technical or non-technical information or data not generally available to or known to the public developed or generated in whole or in part by Consultant pursuant to Consultant's work hereunder (including without limitation any reports prepared by Consultant) shall be deemed Confidential Information.

     (d) Upon completion of Consultant's work hereunder or other termination of this Agreement, Consultant will return to the Company Confidential Information and copies thereof disclosed to Consultant in connection with this Agreement except for one copy which may be retained by Consultant for its legal records.

     (e) The Company hereby agrees not to disclose the existence of this Agreement or the specific terms set forth herein or in any manner use this Agreement in negotiations or communications with third parties. The Company acknowledges that in the event of a breach of the foregoing sentence, Consultant will suffer immediate and irreparable harm and that money damages will be inadequate to compensate Consultant. In the event the Company breaches the foregoing confidentiality obligation, the Company shall immediately notify Consultant of such breach and shall take all steps necessary to remedy the same. Each party's obligations under this paragraph shall survive the termination of this Agreement for a period of thirty-six (36) months.

9.   Not a Broker-Dealer

The Company acknowledges that Consultant proposes to initially act solely as a finder and advisor. In the event that Consultant successfully introduces the Company to a third party and the Company enters into a transaction with that third party, then Consultant may be entitled to a fee pursuant to Section 4 of this Agreement. In all events, Consultant is not a broker-dealer, shall not operate as a broker or dealer, is not holding itself out as a broker or dealer and is not engaged in the business of buying or selling securities or otherwise required to register with the National Association of Securities Dealers.

10.  Entire Agreement

This Agreement contains the entire understanding of the parties and supersedes all prior agreements, understandings, negotiations and discussions between the parties, whether oral or written. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, AND TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES. No amendments to this Agreement shall be binding unless executed in writing by the parties hereto.

11.  Severability

This Agreement shall be deemed to be severable in nature. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, all other valid provisions of this Agreement shall remain in full force and effect. If for any reason any portion of the paragraphs, terms or provisions of this Agreement is held to be too broad or to any extent invalid as written, then the parties agree that such provisions shall be enforced to the fullest extent to which they may be found enforceable under applicable law.

12.  Binding

This Agreement shall inure to the benefit of and be binding on the respective parties hereto and their respective executors, administrators, successors, and assigns. This Agreement shall not be assignable by either party without the consent of the other that shall not be unreasonably withheld except as provided herein. Any sale of all or substantially all of the assets or capital stock of the Company or any 'merger, combination or consolidation of the Company or any change in control of the Company shall be deemed an assignment for purposes of this section,

This Agreement is personal and assignable by Consultant only with the Company's prior written consent, which consent will jot be unreasonably withheld, conditioned or delayed.

13.  Notices and Payments

Any notices required or given hereunder shall be sent in writing by certified or registered mail, postage prepaid and return receipt requested, or by overnight express delivery service to the parties' respective addresses first mentioned above, or to such other address as such party shall from time to time designate by like notice to the other. All notices shall be deemed to be effective on the date of receipt. Any statements or payments required by this Agreement shall be delivered in person, mailed postage prepaid, or sent by overnight express delivery service to the parties at the addresses set forth below (unless delivery is in person) or to such substituted address or designee as either party may hereafter state in a notice to the other.

If to the Company:


Chief Financial Officer
Nesco Industries, Inc.
305 Madison Avenue
Suite 4510
New York, NY 10165


If to Consultant:


JMK Associates
c/o Park Avenue Consulting
305 Madison Avenue
Suite 4510
New York, NY 10165


14.  Miscellaneous

     (a) The parties agree that the Consultant is an independent contractor and that he is not an agent or representative of the Company and that he has no authority to make representations on behalf of or otherwise bind the Company in any respect.

     (b) The validity, interpretation and performance of this Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of law provisions thereof,

     (c) Except as provided below, the Company and Consultant agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration in accordance with the rules then in effect of the American
Arbitration Association The arbitration shall be held in New York, NY. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration.

     (d) This Agreement shall be deemed drafted by both parties so as to avoid any negative inferences that may be drawn against the drafter by a court of law. The instant Agreement is the result of extensive negotiations between the parties and reflects the terms requested by both parties after said negotiations.

     (e) This Agreement may be executed in counterparts and all counterparts containing original signatures may together be considered as the original of this Agreement. An executed facsimile shall be deemed an original.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth above.


COMPANY                                 Nesco Industries, Inc.





                                        Name: Matthew Harriton
                                        Title: CEO





Consultant:                             JMK Associates





                                        Name: Joshua Kuzon
                                        Title: Partner

                           Acknowledged Introductions

Cardiotech Corporation
Medafor
Noble Fiber
NGN Fund
Verticle Ventures
TICC Fund
Provident Healthcare Partners
John Papajohn and Papajohn related companies